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                                                                   Exhibit 10.51

                                                                  Execution Copy


                           LOAN AND SECURITY AGREEMENT

                                 by and between

                        New World Restaurant Group, Inc.

                                  as Borrower,

                                       and

                              BET Associates, L.P.

                                    as Lender

                            Dated as of May 30, 2002


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                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 30, 2002 between, BET ASSOCIATES, L.P., a Delaware limited partnership ("Lender"), and NEW WORLD RESTAURANT GROUP, INC., a Delaware corporation ("Borrower").

          The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

          "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code).

          "Acknowledgement" means that certain acknowledgement dated as of the Closing Date executed by the Collateral Agent.

          "Additional Documents" has the meaning set forth in Section 4.4.

          "Advances" has the meaning set forth in Section 2.1.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract (other than by a franchise or license agreement), or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 15% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

          "Agreement" has the meaning set forth in the preamble hereto.

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          "Arrangement Fee" means a fee of $75,000 payable by Borrower to MYFM
Capital, LLC on the date of execution and delivery of this Agreement pursuant to
Section 2.11.

          "Assignee" has the meaning set forth in Section 14.1(a).

          "Authorized Person" means the chief financial officer or corporate vice president of finance of Borrower or any other individual authorized in writing to Lender by the president, chief executive officer, chief financial officer or corporate vice president of finance of Borrower.

          "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

          "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Borrowing" means a borrowing hereunder of an Advance.

          "Bridge Loan" means those certain $35,000,000 secured increasing rate notes due June 15, 2002 issued by New World EnbcDeb Corp and PIK interest notes in connection therewith.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

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          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's (or any successor of either of them), (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1 (or the equivalent thereof), or better, from S&P or Moody's (or any successor of either of them), (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2 (or the equivalent thereof), or better, from S&P or Moody's (or any successor of either of them), or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

          "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), on a fully-diluted basis, directly or indirectly, of 20%, or more, of the Stock of Borrower or any Subsidiary having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower or any Subsidiary ceases to directly own and control 100% of the outstanding capital Stock of each of its respective Subsidiaries extant as of the Closing Date.

          "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

          "Code" means the Uniform Commercial Code, as in effect from time to time in the State of New York.

          "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a) Accounts,

          (b) Books,

          (c) Deposit Accounts,

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          (d) General Intangibles,

          (e) Goods (including all Equipment and Fixtures),

          (f) Inventory,

          (g) Financial Assets,

          (h) Investment Property,

          (i) Negotiable Collateral,

          (j) Real Property Collateral,

          (k) Supporting Obligations,

          (l) money, cash or cash equivalents or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

          (m) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or tort claims covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, Financial Assets, General Intangibles, Fixtures, Goods, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; and

          (n) to the extent not included in the foregoing, all other personal property of any kind or description.

          "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

          "Collateral Agent" means The Bank of New York, as successor to the corporate trust business of the United States Trust Company of New York, or any successor appointed pursuant to the Intercreditor Agreement.

          "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower and any Subsidiary.

          "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b)

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any individual who becomes a member of the Board of Directors after the Closing
Date if such individual was elected or nominated for election to the Board of Directors by a majority of the then Continuing Directors (including individuals elected in accordance with the Stockholders Agreement), but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest.

          "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower, Lender or the applicable Subsidiary, as the case may be, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a Deposit Account.

          "Credit Card Agreements" means those certain agreements between Lender and the credit card clearinghouses and processors of Borrower or any Subsidiary. All Credit Card Agreements shall be in form and substance reasonably satisfactory to Lender.

          "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Deposit Account" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "deposit account" as that term is defined in the Code other than that certain account held in the name of New World EnbcDeb Corp.

          "Designated Account" means the deposit account of Borrower maintained with the Designated Account Bank to be designated as such, in writing, by Borrower to Lender.

          "Designated Account Bank" means the bank (located within the United States) to be designated as such, in writing, by Borrower to Lender.

          "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Lender.

          "Dollars" or "$" means United States dollars.

          "Environmental Actions" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative

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proceeding, judgment, letter, or other written communication from any
Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower or any predecessor in interest, or (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

          "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents to the extent binding on Borrower, in each case as amended from time to time.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest reasonably incurred as a result of any written claim or demand by any Governmental Authority with jurisdiction or any third party, and which relate to any Environmental Action.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

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          "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          "Excluded Agreements" means the Material Agreements listed pursuant to
Section 3.2(f) (i.e., such agreements that, by their terms, prohibit the collateral assignment thereof), but not including (x) the agreements and documents with respect to (i) the Borrower's Series F preferred stock, (ii) the Bridge Loan or (iii) the NJEDA Bonds, (y) agreements for which consent to the collateral assignment thereof has been obtained on or prior to the date of any Advance, or (z) any such Material Agreements with respect to which the prohibition against the collateral assignment thereof is rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 of the Code.

          "FEIN" means Federal Employer Identification Number.

          "Financial Assets" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "financial asset" as that term is defined in the Code.

          "Fixtures" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "fixtures" as that term is defined in the Code, including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

          "Funding Date" means the date on which a Borrowing occurs.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "general intangibles" as that term is defined in the Code (including, without limitation, payment intangibles as that term is defined in the Code, contract rights, rights to payment, rights arising under common law,

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statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any franchise, royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any other personal property other than Goods, Accounts, Investment Property and Negotiable Collateral.

          "Goods " means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "goods" as that term is defined in the Code.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guarantor" means each Subsidiary of the Borrower other than the Non-Restricted Subsidiaries.

          "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantor in favor of Lender, in form and substance reasonably satisfactory to Lender.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified and regulated pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "TCLP," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials and (d) friable asbestos or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Inactive Subsidiary" means each of Manhattan Bagel Construction Corp., Bay Area Bagel, Inc., CR Bagel Leases, Inc., DAB Industries, MBC Tonowanda, LLC, MBC North Buffalo, LLC, MBC Northtown, LLC, MBC Cheektowaga, LLC, MBC Elmwood, LLC, MBC Main Place, LLC, MBC Maple, LLC, MBC Orchard Park, LLC,

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MBC Amherst, LLC, MBC Snyder, LLC, MBC Transit, LLC and MBC East Aurora, LLC.

          "Indebtedness" means (a) all obligations of Borrower and its Subsidiaries for borrowed money, (b) all obligations of Borrower and its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower and its Subsidiaries in respect of letters of credit, bankers acceptances, interest rate swaps, or other similar financial products, (c) all obligations of Borrower and its Subsidiaries under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower and its Subsidiaries, irrespective of whether such obligation or liability is assumed (but only to the extent of the greater of the market or net book value of any such asset), (e) all obligations of Borrower and its Subsidiaries for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's and/or its Subsidiaries' business and repayable in accordance with past practices), and (f) any obligation of Borrower or any Subsidiary guaranteeing any obligation of any Person other than Borrower or a Subsidiary of Borrower (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower and its Subsidiaries) any obligation of any other Person, except for endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each instance, in the ordinary course of business.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.

          "Indenture" means that certain indenture dated as of June 19, 2001 among the Borrower, the Subsidiary guarantors named therein and the Trustee as amended through the date hereof.

          "Independent Director" means, with respect to any entity, a member of the Board of Directors or similar governing body of such entity who is not currently, and has not been during the prior 6 months, an officer (as defined in Rule 16a-1(f) under the Exchange Act) of the entity or a parent or subsidiary of the entity, or otherwise currently, or during the prior 6 months, employed by the entity or a parent or subsidiary of the entity.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

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          "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by Borrower and each Subsidiary, the form and substance of which is reasonably satisfactory to Lender.

          "Intercreditor Agreement" means an intercreditor agreement and collateral agency executed and delivered by the Trustee and Lender, the form and substance of which is reasonably satisfactory to Lender.

          "Interest Rate " means an interest rate per annum equal to eleven percent (11%).

          "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory (as that term is defined in the Code), including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business including, without limitation, all accessions, additions, attachments, improvements, substitutions, and replacements thereto and therefor.

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof other than the Stock of New World EnbcDeb Corp.

          "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          "Lender" has the meaning set forth in the preamble to this Agreement.

          "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents.

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          "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

          "Lender Expenses" means all (a) fees (including the fees set forth in Section 2.11) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are actually paid or incurred by Lender, (b) out-of-pocket fees or charges actually paid or incurred by Lender in connection with Lender's transactions with Borrower, including, out-of-pocket fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) actual out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise),
(d) actual out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket costs and expenses of third party claims or any other suit actually paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (g) Lender's reasonable out-of-pocket fees and expenses (including reasonable attorneys fees) actually incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable out-of-pocket fees and expenses (including attorneys fees) actually incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust,

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encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.

          "Loan Documents" means this Agreement, the Control Agreements, the Credit Card Agreements, the Disbursement Letter, each Guaranty, the Intellectual Property Security Agreement, the Intercreditor Agreement, the Mortgages, the Stock Pledge Agreement, each Subsidiary Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

          "Major Premises" means any production facility, any location where the Borrower or any Subsidiary maintains its Books and Records and the following locations: 246 Industrial Way, Eatontown, NJ; 1687 Cole Blvd., Golden, CO; 10050 Mission Mill Road, Whittier, CA; 1145 Arroyo Avenue, Suite B, San Fernando, CA; 500-27 E. Main Street, Branford, CT.

          "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

          "Material Agreements" means all agreements, leases, contracts or licenses pursuant to which Borrower or any Guarantor is a party and is obligated to pay or has the right to receive at least $1,000,000 in any calendar year.

          "Maturity Date" has the meaning set forth in Section 3.4.

          "Maximum Credit" means $7,500,000.

          "Mortgages" means, individually and collectively, one or more mortgages, leasehold mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Lender, in form and substance reasonably satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

          "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights (as that term is defined in the Code), instruments (as that term is defined in the
Code) promissory notes, drafts, documents (as that term is defined in the Code) and chattel paper (as that term is defined in the Code) (including electronic chattel paper and tangible chattel paper as that term is defined in the Code).

          "NJEDA Bonds" means the Economic Development Bonds (Manhattan Bagel Company, Inc. Project) Refunding Series 1998 in the aggregate principal amount of $2,800,000 and the documentation related thereto.

          "Non-Restricted Subsidiary" means New World EnbcDeb Corp. and each Inactive Subsidiary.

          "Noteholder" means a Person in whose name a Note is registered on the Note register for purposes of registration of record ownership of the Notes pursuant to the Indenture.

          "Notes" mean those certain secured increasing rate notes in the amount of $140,000,000 due June 15, 2003 and those certain Exchange Notes as defined in the Indenture).

          "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law or otherwise; provided, however, that the term "Obligations" shall not include unearned interest that is not yet due. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "Organization I.D. Number" means with respect to any Person the organizational number, if any, assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

          "Overadvance" has the meaning set forth in Section 2.5.

          "Participant" has the meaning set forth in Section 14.1(d).

          "Permitted Acquisition" means any transaction of a type described in the proviso to Section 7.3(a) hereof or any acquisition of assets or a line of business which, if structured as a merger or acquisition of a Subsidiary, would be a transaction permitted pursuant to the proviso of Section 7.3(a) hereof.

          "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender assessing such factors as having a material bearing on credit risks associated with the providing of loans and financial accommodations to Borrower) business judgment.

          "Permitted Dispositions" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, outmoded or obsolete in the ordinary course of Borrower's and its Subsidiaries' business, (b) sales by Borrower and its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower and its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,(d) the licensing by Borrower and its Subsidiaries of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's and its Subsidiaries' business consistent with past practice provided that any such licensing and the agreements relating thereto have been approved by a majority of the Independent Directors of Borrower, (e) sales by Borrower of restaurant locations owned by Borrower so long as (1) such sales are to a franchisee or licensee that is not an Affiliate, (2) such sales are the result of arm's length negotiations the existence of which and any agreements, arrangements or understandings relating thereto are promptly and fully disclosed to Lender, (3) all net proceeds of such sales are retained by Borrower for working capital or for any other purpose permitted under this Agreement, (4) Borrower's and its Subsidiaries consolidated net income as determined in accordance with GAAP during the term of this Agreement will not be materially adversely affected by such sale, (5) such sales do not exceed $20,000,000 during the term of this Agreement and (6) such sales and the agreements relating thereto shall have been approved by a majority of the Independent Directors of Borrower; (f) sales of Stock of Borrower or any Subsidiary, (g) sales or other dispositions of Equipment that is surplus or excess Equipment not essential to Borrower's and its Subsidiaries' business so long as such sales do not exceed $1,500,000 during the term of this Agreement,
(h) sale of that certain Real Property located at Task Industrial Court, Greenville, South Carolina so long as (1) such sale is to a non-Affiliate, (2) such sale is a result of arms-length negotiations the existence of which and any agreements, arrangements or understandings relating thereto are promptly and fully disclosed to Lender, and (3) such sale and the agreements relating thereto have been approved by a majority of the Independent Directors of Borrower; and
(i) the closing of any Deposit Account or Securities Account of Borrower or any Subsidiary that Borrower or such Subsidiary determines in good faith is no longer necessary for the operation of the business of Borrower or such Subsidiary, provided that Borrower shall have given Lender prior notice of such closing.

          "Permitted Holders" means Halpern Denny III, L.P., Brookwood New World Investors, LLC, BET Associates, L.P., Bruce Toll, Greenlight Capital, L.P., Greenlight Capital Offshore, Ltd., Greenlight Capital Qualified, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P.

          "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) the Borrower's investment in New World EnbcDeb Corp., (e) investments by Borrower in any Person that is or will become immediately after such investment a Subsidiary of Borrower or that will merge or consolidate into Borrower or any Subsidiary provided that (1) Borrower provides Lender with at least twenty (20) Business Days written notice of any such investment in a Person that will merge or consolidate into Borrower or any Subsidiary; (2) such Subsidiary executes a Guaranty in favor of Lender, and (3) Lender obtains a first priority lien on all assets of such Subsidiary, subject to the Intercreditor Agreement, (f) Investments constituting Permitted Acquisitions,
(g) equity securities and debt obligations received in connection with the bankruptcy or reorganization of suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (h) hedging agreements with respect to raw materials to be used in the business of the Borrower or any Subsidiary, but only if entered into in the ordinary course of business and for a bona fide business (and not speculative) purpose and promptly disclosed to Lender, (i) Investments extant on the date of this Agreement and listed on Schedule P-1, provided that in no event shall Borrower or any of its Subsidiaries increase the amount of any such Investments during the term of this Agreement, and (j) intercompany loans and advances between Borrower and any Subsidiary or between Subsidiaries.

          "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-2, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower's business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender, (l) Liens in favor of the Trustee pursuant to the Indenture, (m) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, minor defects or irregularities in title and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrower, and (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary (or subsidiary thereof) in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition.

          "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

          "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $8,000,000.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Personal Property Collateral" means all Collateral other than Real Property.

          "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Real Property" means any fee-owned estates or fee-owned interests in real property now owned or hereafter acquired by Borrower and the improvements thereto having a value in excess of $250,000 and any other estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

          "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Remedial Action" means all actions required by applicable Environmental Law taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC
Section 9601.

          "Revolver Usage" means, as of any date of determination, the then extant amount of outstanding Advances.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Securities Account" means a "securities account" as that term is defined in the Code other than any Securities Account owned by New World EnbcDeb Corp.

          "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stockholders Agreement" means that certain Stockholders Agreement dated as of January 18, 2001 as amended by that certain amendment dated as of March 29, 2001 and that certain amendment dated as of June 29, 2001 among Borrower and Halpern Denny III, L.P., BET Associates, L.P., Brookwood New World Investors, LLC, Greenlight Capital, L.P., Greenlight Capital, Qualified, L.P., Greenlight Capital Offshore, Ltd., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., and Special Situations Private Equity Fund, L.P.

          "Stock Pledge Agreement" means a stock pledge agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Stock owned by Borrower.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; for purposes of this Agreement, the term "Subsidiary" shall include, without limitation, Manahattan Bagel Company, Inc., a New Jersey corporation;

Chesapeake Bagel Franchise Corp., a New Jersey corporation; Willoughby's Incorporated, a Connecticut corporation; I. & J. Bagel, Inc., a California corporation; MBC Genesee, LLC, a New York limited liability company; Einstein and Noah Corp. (f/k/a Einstein Acquisition Corp.), a Delaware corporation; Paragon Bakeries, Inc., a New Jersey corporation; and Einstein/Noah Bagel Partners, Inc. (f/k/a Noah's New York Bagels, Inc.), a California corporation; provided, however, that the term "Subsidiary" shall not include any Non-Restricted Subsidiary.

          "Subsidiary Security Agreements" means a security agreement executed and delivered by each Guarantor, the form and substance of which is reasonably satisfactory to Lender.

          "Supporting Obligations" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "supporting obligation" as that term is defined in the Code.

          "Taxes" has the meaning set forth in Section 16.5.

          "Trustee" means The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee under the Indenture for the holders of the Notes.

          "Voidable Transfer" has the meaning set forth in Section 16.8.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include any notes thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries (other than Non-Restricted Subsidiaries) on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 Revolver Advances.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances in minimum increments of $500,000 ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the Maximum Credit.

          (b) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Credit.

          (c) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 [Intentionally Omitted].

     2.3 Borrowing Procedures and Settlements.

          (a) Procedure for Borrowing. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 11:00 a.m. (New York time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

     2.4 Payments.

          (a) Payments by Borrower. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (New York time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (b) Application, and Reversal of Payments.

                    (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of the Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                              A. first, to pay any Lender Expenses then due to
                    Lender under the Loan Documents, until paid in full,

                              B. second, to pay any fees then due to Lender
                    under the Loan Documents, until paid in full,

                              C. third, ratably to pay interest due in respect
                    of the Advances until paid in full,

                              D. fourth, to pay the principal of all Advances
                    until paid in full,

                              E. fifth, to pay any other Obligations until paid
                    in full, and

                              F. sixth, to Borrower (to be wired to the
                    Designated Account) or such other Person entitled thereto under applicable law.

                    (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                    (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                    (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 is greater than the Dollar limitations set forth in Section 2.1, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 Interest Rates: Rates, Payments, and Calculations.

          (a) Interest Rates. Except as provided in clause (c) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate.

          (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder.

          (c) Payment. Interest and all fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or an obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

          (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Deposit and Securities Accounts. Borrower shall not and shall not permit any Subsidiary to open or maintain any Deposit Account or Securities Account with any bank or other financial institution other than the accounts listed on Schedule 2.7 unless contemporaneously with the opening of such account a Control Agreement is duly executed by all parties thereto and delivered to Lender. All Deposit Accounts and Securities Accounts of Borrower and each Subsidiary extant on the date hereof are listed on Schedule 2.7.

     2.8 Crediting Payments. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (New York time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (New York time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

     2.9 Designated Account. Lender is authorized to make the Advances under this Agreement based upon instructions received from an Authorized Person in accordance with Section 2.3(a), or without instructions if pursuant to Section 2.6(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 45 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11 Arrangement Fee. On the date of execution and delivery of this Agreement, the Borrower shall pay the Arrangement Fee.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

          (a) the Closing Date shall occur on or before June 14, 2002;

          (b) Lender shall have received all financing statements required by Lender and Lender shall have received searches reflecting the filing of all such financing statements;

          (c) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

               (i) the Intercreditor Agreement,

               (ii) the Disbursement Letter, if applicable,

               (iii) the Subsidiary Security Agreements,

               (iv) a Guaranty by each Guarantor,

               (v) the Acknowledgement,

               (vi) the Intellectual Property Security Agreement,

               (vii) the Stock Pledge Agreement, and

               (viii) any additional documents which may be reasonably required by Lender;

          (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

          (e) Lender shall have received a certificate from the Secretary of Borrower or an Authorized Person certifying that:

                    (i) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                    (ii) there does not exist any condition or event that constitutes a Material Adverse Change, Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

          (f) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

          (g) Lender shall have received an opinion from counsel to the Borrower and Guarantors substantially in the form annexed hereto as Exhibit A;

          (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which Guarantor is a party and authorizing specific officers of Guarantor to execute the same;

          (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

          (j) Except as provided, in Section 3.2(e), Lender shall have received a certificate of status with respect to each Guarantor, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction together with a written confirmation of such good standing dated within 10 days of the Closing Date;

          (k) Except as provided in Section 3.2(e), Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Guarantor is in good standing in such jurisdictions;

          (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Lender;

          (m) Lender shall have received satisfactory evidence (including a certificate of the president or chief financial officer of Borrower) that all material tax returns required to be filed by Borrower and each of its Subsidiaries have been timely filed (or an extension obtained with respect thereto) and all taxes shown on such returns, plus any interest, penalties or other charges in respect thereof, that are due and payable upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid, except such taxes that are the subject of a Permitted Protest;

          (n) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

          (o) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

          (p) Lender shall have received a certificate from the Secretary of State of the State of Delaware, which certificate shall indicate that Borrower is in good standing in such jurisdiction; and

          (q) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

     3.2 Conditions Subsequent to the Closing Date. The obligation of Lender to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

          (a) within 30 days after the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Lender and its counsel;

          (b) within 30 days after the Closing Date, deliver to Lender Control Agreements with respect to Account Number 4120908090 maintained with Wells Fargo Bank, N.A., and Account Numbers 46890213, 46890205, 46891734, 96567334, 93514309
and 26406076 maintained with Citibank, N.A. in form and substance reasonably satisfactory to Lender, all as are required by Section 2.7, the structure and terms and conditions of which shall be reasonably satisfactory to Lender and its counsel;

          (c) (1) use its best efforts to deliver to Lender Mortgages, with the consent of the landlord where such consent is required pursuant to the applicable lease, and Collateral Access Agreements with respect to the Borrower's leasehold interests in Real Property occupied by Borrower with respect to leases entered into after the Closing Date and (2) within 30 days after the Closing Date, use its best efforts to deliver to Lender Mortgages, with the consent of the landlord where such consent is required pursuant to the applicable lease, and Collateral Access Agreements with respect to the Guarantors' leasehold interests in the five locations specified in the definition of Major Premises, all in form and substance reasonably satisfactory to Lender and its counsel;

          (d) within 60 days after the Closing Date, deliver to Collateral Agent a certificate of status with respect to Borrower, for the jurisdiction of New York, such certificate to be issued by the appropriate officer of the jurisdiction;

          (e) within 180 days after the Closing Date, deliver to Lender a certificate of status with respect to Manhattan Bagel Inc. for the jurisdictions of New York, New Jersey and South Carolina and with respect to I. & J. Bagel, Inc. for the jurisdiction of California, such certificates to be issued by the appropriate officer of the jurisdiction;

          (f) within 30 days after the Closing Date, deliver to Lender a list of all Material Agreements and material permits to which Borrower or any Guarantor is subject that by their terms prohibit the collateral assignment of any of Borrower's or such Guarantor's rights, title or interest therein;

          (g) within 30 days after the Closing Date, deliver to Lender, Credit Card Agreements duly executed by each credit card processor in form and substance reasonably satisfactory to Lender; and

          (h) within 30 days after the Closing Date, deliver to Lender releases or terminations of any Liens of record (other than Permitted Liens) or other evidence reasonably satisfactory to Lender that any Liens of record: (i) are Permitted Liens, (ii) are solely in respect of Indebtedness that has previously been repaid in full, or (iii) are Liens that do not relate to Borrower or any Subsidiary.

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates;

          (d) the aggregate Dollar amount that Borrower or any Guarantor is obligated to pay or has the right to receive under the Excluded Agreements shall not exceed $1,000,000 per annum;

          (e) no Material Adverse Change shall have occurred from the date of the most recent audited financial statements delivered by Lender to Borrower; and

          (f) Lender shall have received a certificate from the Secretary of Borrower or an Authorized Person certifying that all of the conditions precedent to make an Advance (or to extend any other credit hereunder) have been satisfied.

     3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on March 31, 2003 (the "Maturity Date"). The foregoing notwithstanding, Lender, shall have the right to terminate its obligations to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will promptly, at Borrower's sole expense, execute and deliver any UCC termination statements (if required), customary pay-off letter(s), lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6 Early Termination by Borrower. Borrower has the option, at any time upon 10 days prior written notice by Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations, in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate as of the date of such notice and Borrower shall be obligated to repay the Obligations in full on the date set forth as the date of termination of this Agreement in such notice.

4.   CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Borrower hereby grants to Lender and Collateral Agent a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order (a) to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents, (b) to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents, (c) to secure repayment of any and all obligations under the Indenture and Notes due to the Trustee and the Noteholders, and (d) to secure prompt performance by Borrower of each of its covenants and duties under the Indenture and Notes. Notwithstanding anything herein to the contrary, the term Collateral shall not include Borrower's rights, title or interest in any agreement, lease, contract, license or permit which by its terms prohibits the collateral assignment thereof, but only to the extent that such prohibition is not rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Code. The Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 Collection of Accounts, General Intangibles and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default and after acceleration, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Then in such event, Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by Borrower.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date (subject to the pre-existing rights of any fee owner or landlord), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender, where necessary or desirable, to execute any financing statements, original financing statements in lieu of continuation statements, fixture filings, endorsements or certificates of title in Borrower's name. To the maximum extent permitted by applicable law, Borrower authorizes Lender to file any executed Additional Documents in any appropriate filing office. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any financing statements or amendments thereto if filed prior to the date hereof. In addition, on such periodic basis as Lender shall reasonably require, Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower after the date hereof that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with the appropriate filing office, unless upon prior written consent by Lender, Borrower in its reasonable opinion determines such action to be economically undesirable in the operation of its business, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute where necessary or desirable and deliver any financing statements, original financing statements in lieu of continuation statements, fixture filings, endorsements or certificates of title described in
Section 4.4, sign the name of Borrower on any such document, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) at any time that an Event of Default has occurred and is continuing, send requests for verification of Accounts, (d) at any time that an Event of Default has occurred or is continuing, sign Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default and acceleration has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing and after acceleration, settle and adjust disputes and claims respecting the Accounts, chattel paper or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender reasonably determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Lender (and its officers, employees, or agents) shall have the right, from time to time hereafter during regular business hours, upon prior notice and in a commercially reasonable manner, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements. (a) Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.12 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of an Event of Default and upon acceleration, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account; (b) Borrower shall deliver for each Deposit Account listed in Section 3.2(b), a Control Agreement in form and substance reasonably acceptable to Lender. Each such Control Agreement shall provide, among other things, that (i) all items of payment deposited in such Deposit Account and proceeds thereof are held by the relevant financial institution for the benefit of Lender or as a bailee-in-possession for Lender, (ii) such financial institution has no rights of setoff or recoupment or any other claim against the applicable Deposit Account, other than for payment of its service fees and other charges directly related to the administration of such Deposit Account and for returned checks or other items of payment, and (iii) upon the occurrence and continuance of an Event of Default, such financial institution immediately will forward by daily sweep all amounts in the applicable Deposit Account to the Lender's Account. Borrower agrees that it will not open any Deposit Account after the Closing Date unless Borrower, Lender and that relevant financial institution have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Account shall be modified by Borrower without the prior written consent of Lender.

     4.8 Commercial Tort Claims. Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a commercial tort claim in excess of $100,000 after the Closing Date against any third party and, upon request of Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Lender to give Lender a security interest in any such commercial tort claim.

     4.9 Other Collateral. Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Property, letter-of-credit rights, electronic chattel paper, documents, or instruments and, upon the request of Lender and in accordance with
Section 4.4, promptly execute such other documents and do such other acts or things deemed reasonably appropriate by Lender to protect Lender's security interests therein. Where Collateral is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender's security interest and Borrower shall use its best efforts to obtain an acknowledgment from such third party that it is holding such Collateral for the benefit of Lender.

     4.10 Existing Collateral. Borrower hereby acknowledges and agrees that all security interests granted by Borrower and its Subsidiaries to secure the Indebtedness under the Indenture secures the Obligations under this Agreement.

     4.11 Motor Vehicles. Borrower shall deliver to the Collateral Agent the original certificate of title of ownership listing the Collateral Agent as lienholder for (a) any motor vehicle owned by Borrower that has a value of at least $50,000, or (b) at the request of the Collateral Agent or Lender, any other motor vehicle owned by Borrower.

5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Borrower has good and marketable title to the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2 No Default. Borrower has not received any notice (written or otherwise) and has no knowledge that any actual or potential default exists under the Indenture, the Notes or the NJEDA Bonds.

     5.3 Inactive Subsidiaries. No Inactive Subsidiary currently has any operations or assets with a value in excess of $100,000.

     5.4 Equipment. Except as set forth on Schedule 5.4 or for Permitted Dispositions, all of the Equipment is used or held for use in Borrower's business and is fit for such purposes (ordinary wear and tear excepted).

     5.5 Location of Inventory and Equipment. As of the date hereof, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party except as set forth on Schedule 5.5, and are located only at the locations identified on Schedule 5.5 and have been at such locations for the shorter of
(a) last 5 years or (b) since the date acquired except as set forth on Schedule 5.5.

     5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof since the date the Inventory was acquired.

     5.7 Location of Chief Executive Office; FEIN. As of the date hereof, the chief executive office and other locations of Borrower are (and have been for the last five years) located at the address's indicated in Schedule 5.7 and Borrower's FEIN and Organization I.D. Number are identified in Schedule 5.7. Borrower's exact legal name is as set forth in the preamble of this Agreement and Borrower has not been known by any other name other than those specified in Schedule 5.7.

     5.8 Due Organization and Qualification; Subsidiaries.

          (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

          (b) As of the date hereof, set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. As of the date hereof, other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 5.8(b) or as otherwise provided in the Stockholders Agreement, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

          (c) As of the date hereof, set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) As of the date hereof, except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9 Due Authorization; No Conflict.

          (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

          (b) Except as set forth on Schedule 5.9(b), the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) materially violate any provision of federal, state or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's equityholders or any approval or consent of any Person under any material contractual obligation of Borrower which, in either case, has not been obtained.

          (c) Except as set forth on Schedule 5.9(c), other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person (other than a report on Form 8-K).

          (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Lender's Liens are validly created, perfected and first-priority Liens, subject only to Permitted Liens.

          (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each Guarantor.

          (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) materially violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's equityholders or any approval or consent of any Person under any material contractual obligation of any Guarantor which, in either case, has not been obtained.

          (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. With respect to the Borrower and its Subsidiaries taken as a whole, all financial statements relating to Borrower and each Subsidiary that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and present fairly in all material respects, Borrower's (or each Subsidiary's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or each Subsidiary, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12 Fraudulent Transfer.

          (a) Borrower and each of its Subsidiaries is Solvent.

          (b) No transfer of property is being made by Borrower or any Subsidiary and no obligation is being incurred by Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Subsidiary.

     5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan other than as set forth on Schedule 5.13.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's or any Subsidiary's assets has ever been used by Borrower or by any Subsidiary or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's and its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or any Subsidiary and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 Brokerage Fees. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith other than the Arrangement Fee.

     5.16 Intellectual Property. Borrower and each of its Subsidiaries owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its respective business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights and copyright registrations as to which Borrower and each of its Subsidiaries is the owner or is an exclusive licensee as of the date hereof.

     5.17 Leases. As of the date hereof, Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and its Subsidiaries and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower or any Subsidiary exists under any of them, except to the extent of any Permitted Protest with respect thereto. Borrower and each of its Subsidiaries is current on all of its respective lease obligations, except to the extent of any Permitted Protest with respect thereto.

     5.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower and its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time, in each case, in light of the circumstances under which such information was provided.

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

     5.19 Indebtedness. Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of Borrower and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness.

6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

     6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form reasonably satisfactory to Lender:

Within 45 days after the end            report regarding all Collections for the
of each fiscal quarter during           prior fiscal quarter,
the term of this Agreement

Within 20 days of each fiscal           a summary aging of Borrower's accounts
month                                   payable and any bank overdraft

Within 20 days of each fiscal           A report regarding Borrower's accrued,
quarter                                 but unpaid, ad valorem Real Property,
                                        sales and payroll taxes

Upon request by Lender                  such other reports as to the Collateral
                                        or the financial condition of Borrower
                                        as Lender may reasonably request.

     6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

          (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                    (i) a consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                    (ii) a certificate signed by the chief financial officer or other Authorized Person of Borrower to the effect that:

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

                              A. the financial statements delivered hereunder
                    have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                              B. the representations and warranties of Borrower
                    contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                              C. there does not exist any condition or event
                    that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

          (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualification as to the scope of the audit, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management);

          (c) if and when filed by Borrower,

                    (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                    (ii) any other filings made by Borrower with the SEC, and

                    (iii) any other information that is provided by Borrower to its shareholders generally;

          (d) if and when filed by Borrower and as reasonably requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change;

          (e) promptly after Borrower has actual knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto; and

          (f) upon request of Lender, any other report reasonably requested relating to the financial condition of Borrower and the Guarantors.

          Borrower agrees that the financial statements referred to above shall mean the consolidated financial statements of Borrower and its Subsidiaries.

     6.4 Inactive Subsidiaries. Promptly and in no event later than 5 Business Days after any Inactive Subsidiary commences operations or has assets with a value in excess of $100,000, Borrower shall cause to be delivered to Lender a duly executed Guaranty and Subsidiary Security Agreement by such entity.

     6.5 Return. Cause returns and allowances as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

     6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition in accordance with past practice, ordinary wear and tear excepted, and comply in all material respects at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any material loss or forfeiture thereof or thereunder.

     6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state and federal income taxes, and will, upon request, furnish Lender with evidence reasonably satisfactory to Lender indicating that Borrower has made such payments or deposits. Upon request, Borrower will deliver evidence reasonably satisfactory to Lender of payment of applicable excise taxes in each jurisdiction in which Borrower is required to pay any such excise tax.

     6.8 Insurance.

          (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons of comparable size and financial resources engaged in the same or similar businesses. Borrower and each Subsidiary also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a lender's loss payable endorsement naming Lender or Collateral Agent as sole loss payee with respect to the property located at the Major Premises or additional insured, as appropriate, in form and substance reasonably satisfactory to Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

          (b) Neither Borrower nor any Subsidiary will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as a named insured with the loss payable to Lender or Collateral Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings or bailee acknowledgments necessary to perfect and continue perfected the Lender's Liens on such assets and also uses its best efforts to provide to Lender a Collateral Access Agreement if requested by Lender.

     6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 Brokerage Commissions. Pay the Arrangement Fee at the Closing.

     6.13 Existence. At all times preserve and keep in full force and effect Borrower's and each Subsidiary's (other than any Inactive Subsidiary) valid existence and good standing and any rights and franchises material to Borrower's and its Subsidiaries' businesses.

     6.14 Environmental.

          (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with applicable Environmental Laws, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required under applicable Environmental Laws to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 30 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.15 Disclosure Updates. Promptly and in no event later than 10 Business Days after obtaining actual knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries (excluding the Non-Restricted Subsidiaries) to do any of the following:

     7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

          (b) Indebtedness set forth on Schedule 5.19,

          (c) Permitted Purchase Money Indebtedness,

          (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

          (e) Indebtedness of (i) Borrower to any Subsidiary, (ii) any Subsidiary to Borrower or (iii) any Subsidiary to a Subsidiary, provided that the Indebtedness arising pursuant to such loan or advance shall be evidenced by a promissory note or other instrument and the originals of all such notes or other instruments shall be delivered promptly to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such notes as Lender may require;

          (f) Indebtedness payable to a third Person incurred by Borrower as a result of a Permitted Acquisition (or Indebtedness payable to a third Person and assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed fifty percent (50%) of the total then fair market value of the assets of the subsidiary acquired, or the asset acquired, as the case may be,
(iii) so long as, before and after giving effect to such Permitted Acquisition, no Event of Default then exists or will result therefrom, (iv) such Indebtedness is not payable to any Person who is an Affiliate of Borrower at the time of such Permitted Acquisition, and (v) such Indebtedness is not recourse to any assets of Borrower or any Subsidiary other than the Subsidiary and assets so acquired;

          (g) Additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder in an amount not to exceed $300,000 in aggregate principal amount at any time outstanding.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (i) Permitted Liens (including

Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness), and (ii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary (or subsidiary thereof) in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under subsection (f) of
Section 7.1, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of any Borrower (or any other Subsidiary).

     7.3 Restrictions on Fundamental Changes.

          (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock (except for, with respect to Borrower only, common stock splits, common stock combinations (including reverse stock splits), common stock dividends payable in kind, changes in par value, preferred stock dividends payable in kind, exchanges of one equity securities for other equity securities or granting of options or rights in connection with any of the same); provided, however, that Borrower or any Subsidiary may merge with Borrower or any other Subsidiary which is also a Guarantor or other corporation or entity organized under the laws of a State of the United States of America and with substantially all of its assets in the United States of America, provided, that, as to any such merger with a third Person, each of the following conditions is satisfied as determined in the Permitted Discretion of Lender:

     (i) Lender shall have received not less than twenty (20) Business Days prior written notice of the intention of Borrower or such Subsidiary to so merge and such other information with respect thereto as Lender may reasonably request, (ii) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or be continuing, (iii) promptly upon Lender's request, Borrower shall furnish, or cause to be furnished to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) promptly upon Lender's request, the surviving entity shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance reasonably satisfactory to Lender, its continuing liability in respect of the Obligations and Loan Documents and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, (v) Borrower and each Subsidiary shall, promptly upon Lender's request, ratify and confirm, in form and substance reasonably satisfactory to Lender, that its obligations with respect to the Obligations shall apply to the Obligations as assumed by such surviving entity, (vi) the Person with whom Borrower or such Subsidiary is merging shall be engaged in the same or a similar business as Borrower or such Subsidiary, (vii) the assets acquired by Borrower or such Subsidiary pursuant to such merger shall be free and clear of any Lien, except as otherwise specifically permitted by this Agreement, (viii) at its option, Lender shall have conducted a field examination with respect to the Person with whom Borrower or Subsidiary thereof is merging its assets and its business, (ix) in no event shall the total amount of all cash payments by Borrower or such Subsidiary thereof in connection with all such mergers (whether as consideration for the merger or otherwise), together with cash Investments, by Borrower or such Subsidiary in connection therewith, exceed in the aggregate $25,000,000,
     (x) Borrower or such Subsidiary thereof shall be the surviving Person, (xi) such merger shall not violate any material law or any order or decree of any court or other governmental authority, and shall not conflict with or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, or any other agreement or instrument to which Borrower or any Subsidiary is a party or may be bound, (xii) such merger shall be completed in all material respects in accordance with the requirements of all applicable laws and regulations, (xiii) Lender shall have received copies of such deeds, assignments or other agreements as Lender may reasonably request to evidence and confirm the transfer of such assets to the surviving entity of such merger, and (xiv) a majority of the Independent Directors of Borrower shall have approved the merger and the agreements relating thereto.

          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

          (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets except for Permitted Dispositions.

          (d) Subject to the proviso of Section 7.3(a), create or acquire any Subsidiaries after the Closing Date unless (1) Borrower provides Lender with at least twenty (20) Business Days' written notice of such creation or acquisition,
(2) such Subsidiary executes a Guaranty and Subsidiary Security Agreement in favor of Lender (but, in the case of a Permitted Acquisition, only to the extent that the execution thereof would not violate or result in a default under any preexisting agreement to which any Subsidiary to be acquired is a party at the time of such acquisition), and (3) Lender obtains a first priority lien on all of the assets of such Subsidiary consistent with the Intercreditor Agreement (but, in the case of a Permitted Acquisition, only to the extent that the grant of such lien would not violate or result in a default under any preexisting agreement to which any Subsidiary to be acquired is a party at the time of such acquisition).

     7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets or any of any Subsidiary's assets, except for assets of Inactive Subsidiaries.

     7.5 Change Name. Change Borrower's or any Guarantor's name, FEIN, corporate structure, state of incorporation or organization, or identity, or add any new fictitious name; provided, however, that Borrower or any Guarantor may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or any such Guarantor provides any financing statements or fixture filings necessary or desirable to perfect and continue perfected the Lender's Liens.

     7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person other than any Subsidiary except by endorsement of instruments or items of payment for deposit to the account of Borrower or any Subsidiary or which are transmitted or turned over to Lender.

     7.7 Nature of Business. Make any change in the principal nature of its business.

     7.8 Prepayments and Amendments.

          (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement; provided, however, that (x) Borrower may comply with any obligations it may have under or in connection with the Bridge Loan; (y) Borrower may pre-pay Indebtedness under the Notes so long as (i) such prepayment is required under the Indenture and (ii) no Default or Event of Default exists or is continuing; and (z) Borrower may pre-pay Indebtedness under the NJEDA Bond so long as (i) such prepayment is required under the NJEDA Bonds and (ii) no Default or Event of Default exists or is continuing.

          (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change in any materially adverse respect any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock or preferred Stock) on, or purchase, acquire, redeem, or retire any of Borrower's or any Subsidiary's Stock, of any class, whether now or hereafter outstanding; provided, however, that notwithstanding anything in this Agreement to the contrary, each of the following shall be permitted: (a) Borrower or any Subsidiary may pay dividends to Borrower or another Subsidiary and any Subsidiary may redeem or repurchase any of its capital stock by making payments to Borrower; (b) Borrower may make payments with respect to Stock option plans and stock appreciation rights programs of Borrower and repurchase options for common stock of Borrower upon the termination of employment, death, permanent disability or retirement of its employees, directors, management or consultants, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default exists or is continuing, (ii) such repurchase shall be paid with funds legally available therefor or solely in common Stock of the Borrower,
(iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound, and (iv) the aggregate amount of all payments for such repurchase during the term of this Agreement shall not exceed $300,000; (c) Borrower may pay, discharge or otherwise satisfy any Indebtedness or other obligations solely by means of the issuance of additional shares of its common Stock or preferred Stock; (d) Borrower may effect Permitted Acquisitions solely by means of the issuance of additional shares of its common Stock, plus transaction expenses incidental thereto; and (e) Borrower may make distributions or declare of pay dividends on, or purchase, acquire, redeem or retire its Series F preferred Stock .

     7.12 Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Neither Borrower nor any Subsidiary shall transfer assets out of any Securities Account; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower or any Subsidiary may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

     7.13 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower shall not have and shall not permit any Subsidiary to have Permitted Investments in excess of $500,000 outstanding at any one time unless Borrower or the applicable Subsidiary and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments to perfect (and further establish) the Lender's Liens in such Permitted Investments.

     7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for (a) transactions approved by a majority of the Independent Directors of Borrower that are in the ordinary course of Borrower's business and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, and (b) transactions that are exclusively between or among Borrower and any of its Subsidiaries provided that such transactions are not otherwise prohibited by this Agreement.

     7.15 Suspension. Suspend or go out of a substantial portion of its business.

     7.16 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also uses its best efforts to provide to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

     7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay the Arrangement Fee, transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender pursuant to the terms hereof, reimbursement of Lender Expenses, or other amounts constituting Obligations) within three (3) Business Days after the date on which any such amount becomes or is declared due and payable in accordance with the terms hereof;

     8.2 If Borrower or any Subsidiary fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in:

          (a) Article 7 of this Agreement; or

          (b) any other Article of this Agreement or in any of the other Loan Documents and such failure shall continue unremedied for a period of at least 15 Business Days after notice to the Borrower by the Lender; provided that if any such failure (i) is not capable of being remedied within such 15-Business Day period, (ii) is capable of being remedied within an additional 15-day period and
(iii) the Borrower is
diligently pursuing such remedy during the periods contemplated by (i) and (ii) and has advised the Lender as to the remedy thereof, the first 15-Business Day period referred to in this Section 8.2(b) shall be extended for an additional 15-Business Day period but only so long as (x) the Borrower continues to diligently pursue such remedy and (y) such default remains capable of being remedied within such period; and provided, further, that if at the time of such notice to Borrower there are no outstanding Advances hereunder, such failure shall constitute a Default but shall not constitute an Event of Default until the date of any Advance;

     8.3 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

     8.4 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.5 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and which such order is not vacated or bonded within 60 days;

     8.6 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not (x) paid before such payment is delinquent, (y) the same is not vacated or bonded within 30 days or (z) the same is not contested by Borrower or such Subsidiary in a Permitted Protest;

     8.7 If a judgment or other claim in excess of $1,000,000 becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets;

     8.8 If there is a default under the Indenture, NJEDA Bonds, or any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, and such right is exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.9 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.10 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, agent, or director of Borrower or any of its Subsidiaries; provided, however, that any such material misstatement or misrepresentation shall not constitute an Event of Default during any period in which no Advances are then outstanding;

     8.11 If the obligation of Guarantor under the Guaranty is limited or terminated by operation of law or by Guarantor thereunder;

     8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason (other than an act or omission of Lender or any Lender-Related Person), fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

     8.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or a proceeding shall be commenced by Borrower or any Guarantor, or by any Governmental Authority having jurisdiction over Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Guarantor shall deny that Borrower or such Guarantor has any liability or obligation purported to be created under any Loan Document;

     8.14 A "Triggering Event" or a "Subordinated Creditor Enforcement Event" (as such terms are defined under the Intercreditor Agreement) occurs;

     8.15 Any Change of Control shall occur; or

     8.16 If the Stockholders Agreement or any provision thereof shall be amended or modified after the Closing Date in any respect adverse to the interests of Lender in its capacity as lender under this Agreement, or if the Stockholders Agreement expires or is otherwise terminated, or shall at any time for any reason be declared to be null and void.

9.   THE LENDER'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default and after giving effect to cure periods, if any, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

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

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms in Lender's Permitted Discretion, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

          (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

          (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the tangible Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's good faith determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender, subject to any rights of a lessor of any such leased premises, a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or
(ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;

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

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

          (j) Sell the Personal Property Collateral (other than any intellectual property or Stock owned by Borrower or any Guarantor) at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable and at any time following the acceleration, termination or maturity of the Obligations, sell any intellectual property or Stock owned by Borrower or any Guarantor at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. If Lender sells any Personal Property Collateral on credit terms, Borrower's Loan Account shall be credited only with, and at the time of, the net amount of the payments actually made by the purchaser, received by Lender and applied to the indebtedness of purchaser. In the event that the purchaser fails to pay for the Personal Property Collateral, Lender may resell the Personal Property Collateral, and Borrower's Loan Account shall be credited with the proceeds of such sale in accordance with the immediately preceding sentence. In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the Obligations. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance therewith will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. The foregoing will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. It is not necessary that the Personal Property be present at any such sale;

          (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                    (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

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

                    (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 15 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (l) Lender may credit bid and purchase at any public sale;

          (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same;

          (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

          (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned promptly, without interest and subject to the rights of third Persons, by Lender to Borrower.

     9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments (except for such taxes, assessments or rents that are the subject of a Permitted Protest), insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and upon 10 days' prior written notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender reasonably deems prudent to protect the Collateral. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Except if Borrower has advised Lender of an applicable Permitted Protest, Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual

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

official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest. To the extent it may lawfully do so, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     11.2 Lender's Liability for Collateral. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower, except, in each case, for losses, damages, costs or expenses attributable to Lender's intentional misconduct or gross negligence.

     11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such

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

payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:


          If to  Borrower:         New World Restaurant Group, Inc.
                                   1687 Cole Blvd
                                   Golden, CO 80401-3316
                                   Attn: Anthony Wedo
                                   Fax No. 303-568-8199

          with copies to:          Proskauer Rose LLP
                                   1585 Broadway
                                   New York,  New York 10036-8299
                                   Attn: Jack P. Jackson, Esq.
                                   Fax No. 212-969-2900

          If to Lender:            BET Associates, L.P.
                                   3103 Philmont Avenue
                                   Huntington Valley, Pennsylvania 19006
                                   Attn:  Bruce E. Toll
                                   Fax No.  215-938-8019

          with copies to:          MYFM Capital LLC
                                   344 Main Street, Ste 104
                                   Mount Kisco, New York 10549
                                   Attn:  Leonard Tannenbaum
                                   Fax No.  914-241-3806

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

                    and
                                   Wolf, Block, Schorr and Solis-Cohen LLP
                                   250 Park Avenue
                                   New York, New York 10177
                                   Attn: Herbert Henryson, Esq.
                                   Fax No. (212) 672-1192

          Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code if sent by registered or certified mail shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; if sent by overnight courier shall be deemed received on the earlier of the date of actual receipt or the next Business Day and if sent by facsimile shall be deemed received when receipt is acknowledged. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR

OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

          BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 Assignments and Participations.

          (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement; provided, further, however, that unless an Event of Default has occurred and is continuing, Borrower shall have given its prior written consent to such assignment.

          (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement in accordance with the terms hereof, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and
(ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or

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

the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

          (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

          (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged,
(ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

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          (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business subject to Section 16.6 hereof.

          (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties. Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent, and no consent to any such assignment by Lender shall release Borrower from its Obligations. Lender may only assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof. Any prohibited assignment shall be absolutely void ab initio.

15.  AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

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     16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Withholding Taxes. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender or any franchise tax, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section
16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence; provided, further, that no such reimbursement shall be required unless Lender determined that the amount of such Taxes exceeds the amount of any credit, allowance or deduction allowable to Lender as an offset against any taxes payable on behalf of Lender and in such event reimbursement shall not be required in any amount greater than such excess. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.6 Confidentiality. Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to Lender-Related Persons and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to the Borrower or any of its

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Subsidiaries which is furnished pursuant to this Agreement or any other Loan
Document; provided that Lender may disclose any such information (a) that is or has become generally available to the public or was known to Lender prior to its disclosure pursuant to this Agreement or any other Loan Document and Lender was not subject to any confidentiality agreement or other duty to retain the confidentiality of the information, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to Lender, and (e) to any prospective Assignee or Participant in connection with any contemplated transfer of any interest herein by Lender; provided that such prospective transferee agrees to be bound by this Section 16.6 to the same extent as Lender.

     16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions

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contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        NEW WORLD RESTAURANT GROUP, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Title:


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


LENDER:                                 BET ASSOCIATES, L.P.,
                                        a Delaware limited liability partnership


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

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